                                                                     EXHIBIT 2.9

                                August 27, 1999

Patrick C. Simek, Esq.
1812 Broadway
Lubbock, TX 79401

Re:  Mace Car Wash, Inc./Quaker Car Wash, Inc.
     -----------------------------------------

Dear Patrick:

This letter agreement is to further amend the CAR WASH ASSET PURCHASE/SALE AGREEMENT ("Agreement") dated August 26, 1998, a letter amendment thereto, dated November 23, 1998, a letter amendment thereto, dated January 6, 1999, a letter amendment thereto, dated February 26, 1999, a letter amendment thereto, dated April 7, 1999, a letter amendment thereto, dated May 10, 1999, a letter amendment thereto, dated June 25, 1999, and a letter amendment thereto, dated August 13, 1999 ("Amendments"). The changes hereby agreed to are as follows:

1. The balance of the purchase price payable in common stock of Mace Security International, Inc. ("Consideration Stock"), shall be issued and delivered to Seller as of January 3, 2000, except for those shares subject to holdback.

2. Notwithstanding anything to the contrary set forth in the Agreement or the Amendments, Seller understands and agrees that the following restrictions and limitations are applicable to the Seller's purchase and resale or other transfer of the Consideration Stock, pursuant to the Securities Act of 1933 (the "Act") or otherwise:

     (a) Seller agrees that the Consideration Stock shall not be sold or otherwise transferred, unless the Consideration Stock is registered under the Act and state securities laws or is exempt therefrom.

     (b) A legend in substantially the following form will be placed on the certificates evidencing the Consideration Stock to be issued to the Seller:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. These shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable states securities act or (ii) Mace Security International, Inc., shall have been furnished with an opinion of counsel, reasonably satisfactory to counsel for Mace Security International, Inc., that registration is not required under any such acts."

     (c) For a period of one year after May 8, 1999, Seller shall not sell, distribute or transfer any of the Consideration Stock without the prior written consent of the Issuer.

     (d) Upon removal of all other trading restrictions as set forth herein, Seller agrees that no more than one-sixth (1/6th) of the Consideration Stock received by Seller after Closing shall be sold, distributed or transferred in any 31-day period, nor shall any more than 4,000 shares of stock be traded in any one day.

     (e) Stop transfer instructions will be imposed with respect to the Consideration Stock issued to Seller pursuant to this Agreement so as to restrict resale or other transfer thereof except in accordance with the foregoing provisions of this Agreement.

3. The following covenants, representations and warranties shall apply to Purchaser's delivery and Seller's receipt of the Consideration Stock:

     (a) The Consideration Stock delivered after Closing on January 3, 2000, will either be registered under the Act for sale to the public in brokers transactions at the time of delivery to Seller or shall be registered on the first registration statement filed by Issuer thereafter to register shares issued in connection with any other acquisition by Issuer or its subsidiaries, pursuant to a "shelf registration" on Form S-4 or an other appropriate form, if Form S-4 is not available under Rule 415 of the Act. At Purchaser's request, the Seller shall provide Purchaser with any information required for the completion of the registration statement. Notwithstanding the above, Purchaser's obligation to file the shelf registration and/or keep the shelf registration continuously effective shall be suspended during any period that there exists material, non-public information relating to Purchaser. Purchaser shall keep such registration statement current and effective, until such time as the shares may be sold by the Seller at any time pursuant to the provisions of Rule 144 or otherwise without any restrictions, including restrictions relating to volume, manner of sale, and notice, or until such earlier date as all of the shares registered pursuant to such registration statement shall have been sold or otherwise transferred to a third party. Purchaser shall also prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement (and the prospectus used in connection therewith) as may be necessary to update and keep such registration statement current and effective for such period and to comply with the provisions of the Act with respect to the sale of all securities covered by such registration statement.

     (b) With respect to the Consideration Stock, Purchaser will furnish to the Seller such number of prospectuses, if required, under the Act, including copies of preliminary prospectuses, prepared in conformity with the requirements of the Act, and such other documents as the Seller may reasonably request in order to facilitate the public sale or other disposition of the securities to be sold by the Seller.

     (c) Purchaser shall indemnify Seller in accordance with the provisions of
Article IX from and against any and all losses, claims, damages and liabilities (collectively a "Security Liability") to which

Seller may become subject under the Act, any state securities or "blue sky" law, any other statute or at common law, insofar as such Security Liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or any filing or other application under the Act or applicable federal or state securities law or (ii) any omission or alleged omission to state therein a material fact required to be stated therein (i.e., in any registration statement, prospectus, application or filing), or necessary in order to make the statements therein not misleading or (iii) any violation or alleged violation by Purchaser to which Seller may become subject under the Act, or other Federal or state laws or regulations, at common law or otherwise. Notwithstanding the above, Purchaser shall not be liable to Seller if and to the extent that any Security Liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary or final prospectus or amendment or supplement thereto, in reliance upon and in conformity with information furnished to Purchaser by Seller which is intended for such use; and provided further, that Purchaser shall not be required to indemnify Seller against any Security Liability which arises out of the failure of Seller to deliver a prospectus.

     (d) All expenses incurred in effecting the registrations provided for in this Section shall be paid by Purchaser, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Purchaser, underwriting expenses (other than commissions or discounts which shall be shared by the parties registering shares of Purchaser's common stock in proportion to the number of shares registered in each particular offering), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or "blue sky" laws of any jurisdictions.

4. Other than as set forth herein, there are no other changes to the terms and conditions of the Agreement or the Amendments.

Please indicate your acceptance of the terms of this Letter amendment by signing where indicated below and forwarding to the escrow agent.


                              MACE SECURITY INTERNATIONAL, INC.


                              By: /s/ Robert M. Kramer
                                 ------------------------------------------
                                 Robert M. Kramer, Executive Vice President

Agreed and Accepted:
QUAKER CAR WASH, INC.


By: /s/ Patrick C. Simek
    -------------------------------
        Patrick C. Simek, President